Exhibit 99.1

BED BATH & BEYOND INC. APPOINTS HARRIET EDELMAN
INDEPENDENT CHAIR OF BOARD

UNION, N.J, June 1, 2020 --- Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced that Harriet Edelman has been appointed as independent Chair of the Board, effective immediately. Patrick Gaston has stepped down as Chairman of the Board and, after 13 years as a director of the Company, has notified the Board that he does not plan to stand for re-election at the Company’s 2020 Annual Meeting of Shareholders.

Harriet Edelman said, “Building on our history as the preëminent home retailer, we are bringing great energy and focus to reinventing Bed Bath and Beyond - to strongly connect with, inspire and serve today’s customers and how they want to shop. I am honored and thrilled to Chair this iconic company, serve our shareholders, partner with the Board, Mark and the new leadership team, and help ignite growth and profitability. On behalf of my fellow Board members, I wish to express our appreciation and gratitude for Patrick’s many years as a member of the board, his leadership as Chairman, and his role helping our Company navigate this time of change.  I also want to recognize and thank our management team and associates for their extraordinary efforts to protect and serve our customers, communities, and business in this COVID-19 environment.”

Mark Tritton, President & CEO, said, “I am extremely grateful to Patrick for his stewardship and guidance since I joined the Company, including his support through the COVID-19 situation. He has helped oversee substantial change in the governance, leadership and strategic direction of the business and leaves a strong legacy from which we can build. I want to congratulate Harriet on her appointment as Chair of the Board. She has an unparalleled passion for our business and I look forward to working constructively with her and the Board as we continue to execute our vision together.”

Patrick Gaston said, “It has been a privilege to serve this wonderful business for so many years. I am proud of our achievements together and confident that we have assembled the right team, with a clear strategy to rebuild the foundations of the business. This is an extraordinary time for our communities and I look forward to continuing my lifelong work helping businesses have a meaningful, positive impact in society. I believe in the strength of our brand and the future of Bed Bath & Beyond under the stewardship of Mark and the leadership team. I would also like to congratulate Harriet on her well-deserved appointment as Chair and to thank my fellow Board members and the thousands of Bed Bath & Beyond associates for their support and inspiration over many years.”

In connection with Ms. Edelman’s appointment as Chair of the Board, she has stepped down as Chair of the Audit Committee. The Board has appointed Joshua Schechter as Chair of the Audit Committee, effective immediately.

 About Harriet Edelman

Harriet Edelman is an accomplished senior executive with over thirty years of global operating experience in consumer goods and financial services.  Harriet has served on large public company boards for nearly 20 years in the U.S. and Europe.  She currently serves on the Board of Directors of Assurant, Inc. and Brinker International, Inc.  Harriet is currently Special Advisor to the Chairman of Emigrant Bank, and previously spent over 25 years at Avon Products, Inc. until 2008, rising to senior leadership positions in Marketing, Sales, New Product Development, Business Strategy and Transformation, Global Supply Chain and Information Technology.   Harriet also serves as Vice Chairman of the Board of Trustees of Bucknell University.

About Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company's businesses on demand and operations, as well as on the operations of the Company's suppliers and other business partners, and the effectiveness of the Company's actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company's plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604-0381 or dominic.pendry@bedbath.com